Exhibit 99

For Immediate Release

National Patent Development Corporation Reports Second Quarter Operating Results
Announces 2 million Share Increase to Stock Buyback Program

NEW YORK, August 15, 2008--National Patent Development Corporation (OTC Bulletin Board: NPDV.OB - News) today reported a net loss of $(428,000), $(0.03) per basic share, for the three months ended June 30, 2008, compared to net income of $15,270,000, $0.85 per basic and diluted share, for the three months ended June 30, 2007.

For the six months ended June 30, 2008, the Company reported a net loss of $(1,805,000), $(0.11) per basic share, compared to net income of  $14,843,000, $0.83 per basic and diluted share, in the corresponding six month period a year ago.

For the three and six months ended June 30, 2008, the Company  reported revenue from continuing operations of $31,429,000 and $62,898,000, respectively, compared to $35,926,000 and $65,788,000 for the three and six months ended June 30, 2007, respectively.

The results for the six months ended June 30, 2008 include a charge of $1,096,000 related to the resignation of the former Chairman of the Board of its majority owned subsidiary Five Star Products, Inc. (“Five Star”) on March 25, 2008 and the results for both the three and six months ended June 30, 2007 included a gain of $17,031,000 recognized as a result of the sale of the Company’s ownership interest in Indevus Pharmaceuticals, Inc which it received as a result of the merger of Valera Pharmaceuticals, Inc. into Indevus, including the receipt, in May 2007, of an additional payment based upon the attainment of a post-merger milestone.  The Company’s operating profit (loss) excluding the items set forth above for the six months ended June 30 was $(563,000) in 2008 and $952,000 in 2007 and for the three months ended June 30 was ($356,000) in 2008 and $435,000 in 2007.

The decrease in adjusted operating profits was primarily attributable to the decline in operating profits by Five Star, National Patent's majority owned subsidiary, during the periods. Five Star, issued a press release on August 15, 2008 announcing its results for the three and six months ended June 30, 2008, which is attached hereto.

The Company today also announced that its Board of Directors has authorized an increase of two million shares, or approximately 11% of its outstanding shares of common stock, to its stock buyback program which was originally authorized in December of 2006.  The original program authorized the repurchase of up to two million shares, of which 1,744,962 shares have been repurchased and 255,038 remain available for repurchase.    Additionally, as previously reported on August 13, 2008, pursuant to the exercise of a series of warrants, the Company completed the sale of approximately 1.4 million shares of its common stock, at $2.50 per share, or an aggregate of $3,560,000, to certain affiliates of Gabelli Funds, LLC.

As previously announced, on June 19, 2008, the Company’s wholly-owned subsidiary, MXL Industries, Inc., sold all of the operating assets (including the right to use the name “MXL”), subject to the assumption of substantially all of the operating liabilities, of its optical plastics molding and precision coating plastics business to an investment group which includes the senior management of the MXL business unit.  The sale closed on June 19, 2008.  The Company received consideration at the closing of $5.2 million in cash, of which $2.2 million was utilized to fully repay the bank debt relating to the MXL business, and the remaining funds were added to the general cash reserves of the Company.  The Company will also have an equity interest in the purchasing entity which, after the receipt by the purchasing entity of certain additional funds anticipated to be invested by third parties, is expected to approximate 19.9%.

As previously announced, on June 26, 2008, the Company, entered into a Tender Offer and Merger Agreement (the “Tender Offer Agreement”), pursuant to which, on July 24, 2008, the Company offered to acquire all the outstanding shares of the Five Star’s common stock not held by the Company or its subsidiaries at a purchase price of $0.40 per share, net to the seller in cash.  The Company currently owns 82% of Five Star.

About National Patent Development Corporation

National Patent Development Corporation (OTC Bulletin Board: NPDV.OB - News), is the majority owner of Five Star.  In addition, National Patent owns certain other non-core assets including real estate.

Safe Harbor Statement

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to, among other things, future business plans, strategies and financial position, working capital and capital expenditure needs, growth opportunities, and any statements of belief and any statements of assumptions underlying any of the foregoing. Neither the Company nor Five Star Products, Inc. have any material third party commitments with respect to growth plans. There is no assurance that specific plans can be executed or, if executed, will be successful from an operational or financial standpoint. These plans could require capital beyond the funds presently available to the Company.

These forward-looking statements reflect the current view of the management of National Patent Development Corporation with respect to future events and financial performance and are subject to certain risks, uncertainties, assumptions and changes in condition that could cause actual results to differ materially from those in the forward-looking statements, all of which are difficult to predict and many of which are beyond the control of National Patent Development Corporation, including, but not limited to the risks, uncertainties, assumptions and changes in condition detailed National Patents' periodic reports and registration statements filed with the Securities and Exchange Commission.

National Patent Development Corporation does not intend to, and disclaims any duty or obligation to, update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.

Contact:
National Patent Development Corporation
John Belknap, 646-742-1627

Tables Follow:

NATIONAL PATENT DEVELOPMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS DATA
(unaudited)
(in thousands, except per share data)

	Three months ended			Six months ended
	June 30,			June 30,
	2008		2007	2008		2007

Sales		$31,429	$35,926		$62,898	$65,788
Cost of sales		25,979	29,671		52,272	54,804
Gross margin		5,450	6,255		10,626	10,984

Selling, general and administrative expenses		(5,804)	(5,820)		(11,189)	(10,032)
Charge related to resignation of Chairman of Five Star					(1,096)

Operating profit (loss)		(356)	435		(1,659)	952

Interest expense		(388)	(453)		(690)	(732)
Gain on exchange of Valera for Indevus shares		0	17,031		0	17,031
Investment and other income (loss)		58	(842)		151	(782)

Income (loss) from continuing operations before income tax expense and minority interest		(686)	16,171		(2,198)	16,469

Income tax expense		(12)	(700)		(25)	(1,060)

Income (loss) from continuing operations before minority interest		(698)	15,471		(2,223)	15,409

Minority interest		(24)	(241)		(11)	(436)

Income (loss) from continuing operations		(722)	15,230		(2,234)	14,973
Income (loss) from discontinued operations, net of taxes, including an $87 gain on sale of assets in 2008		294	40		429	(130)
Net Income (loss)	$	(428)	$15,270	$	(1,805)	$14,843

Basic net income(loss) per share:
Continuing operations		$(0.05)	$0.85		$(0.14)	$0.84
Discontinued operations		0.02	0.00		0.03	(0.01)
Net (loss) income per share	$	(0.03)	$0.85	$	(0.11)	$0.83

Diluted net income (loss) per share:
Continuing operations		$(0.05)	$0.85		$(0.14)	$0.84
Discontinued operations		0.02	0.00		0.03	(0.01)
Net (loss) income per share	$	(0.03)	$0.85	$	(0.11)	$0.83

NATIONAL PATENT DEVELOPMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS DATA
(in thousands)
	June 30, 2008	December 31, 2007
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$13,181	$15,698
Accounts receivable, less allowance
for doubtful accounts of $209 and $412	16,855	12,755
Inventories	29,204	27,720
Prepaid expenses and other current assets	447	1,326
Deferred tax asset	470	470
Total current assets	60,157	57,969

Marketable securities available for sale	7	109
Property, plant and equipment, net	913	3,534
Goodwill	96
Deferred tax asset	87
Other assets	3,368	3,293
Total assets	$64,628	$64,905

Liabilities and stockholders’ equity
Current liabilities
Current maturities of long-term debt	$	$257
Short term borrowings	24,931	19,928
Accounts payable and accrued expenses	13,800	13,530
Total current liabilities	38,731	33,715

Long-term debt less current maturities		1,441
Deferred tax liability	279	279

Minority interest	1,717	2,902
Common stock subject to exchange rights		493

Stockholders’ equity
Common stock	181	180
Additional paid-in capital	27,564	26,825
Retained earnings	740	2,545
Treasury stock, at cost	(4,475)	(3,458)
Accumulated other comprehensive loss	(109)	(17)
Total stockholders’ equity	23,901	26,075
Total liabilities and stockholders’ equity	$64,628	$64,905

For Immediate Release

Five Star Products, Inc. Reports Second Quarter Results

NEW YORK, August 15, 2008 -- Five Star Products, Inc. (OTC Bulletin Board: FSPX.OB - News), a leading distributor of paint sundry and hardware products in the Northeast and Middle-Atlantic states, today announced revenue of $31.4 million for the three months ended June 30, 2008, a 12.5% decrease from the $35.9 million reported for the three months ended June 30, 2007.  Net income was $98,000 for the three months ended June 30, 2008, $0.01 per basic and diluted share, compared to net income of $567,000, $0.04 per basic and $0.03 per diluted share, for the three months ended June 30, 2007. The Company reported revenue of $62.9 million for the first six months of 2008, a 4.4% decrease from the $65.8 million reported for the same period last year. Net income (loss) was ($609,000) for the first six months, $(0.04) per basic and diluted share, compared to net income of $1,027,000, $0.07 per basic and $0.06 per diluted share, for the six month period ended June 30, 2007.  The results for the six months ended June 30, 2008 include a non-cash charge of $1,096,000 related to the resignation of the former Chairman of the Board, on March 25, 2008.   The results for both the three and six months ended June 30, 2008 includes selling, general and administrative expenses of $226,000 related to the Tender Offer and Merger Agreement discussed below.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), as stated before stock compensation expense, was $648,000 for the second quarter of 2008 compared to $1,642,000 for the same period last year. There was $0 and $138,000 of stock compensation expense in the second quarter of 2008 and 2007, respectively.  For the six months ended June 30, 2008, Adjusted EBITDA, before stock compensation expense, was $1,572,000 compared to $2,909,000 for the first six months of 2007. There was $1,196,000 (including the $1,096,000 non-cash charge related to the resignation of the former Chairman of the Board referred to in the preceding paragraph) and $180,000 of stock compensation expense for the six months ended June 30, 2008 and 2007, respectively.

John Belknap, Five Star CEO, said, “Challenging market conditions in our industry obviously have impacted Five Star’s second quarter. Neither Five Star nor its customers are immune from negative economic factors affecting, in particular, the housing and home improvement industries.   Disciplined management has always been a hallmark of Five Star and that culture now serves the Company well in adapting to these conditions.  We have taken a number of steps to reduce overhead, protect margins and manage working capital.  I have great confidence in our seasoned operating team as we work through this downturn.”

As previously announced, on June 26, 2008, the Company, National Patent Development Corporation ( “National Patent”), which currently owns 82% of Five Star,  and NPDV Acquisition Corp., a wholly owned subsidiary of National Patent (“NPDV”) entered into a Tender Offer and Merger Agreement (the “Tender Offer Agreement”).  Pursuant to the Tender Offer Agreement, on July 24, 2008, NPDV commenced a tender offer to acquire all the outstanding shares of the Five Star’s common stock not held by National Patent or its subsidiaries at a purchase price of $0.40 per share, net to the seller in cash.

About Five Star Products, Inc.

Five Star Products, Inc. (OTC Bulletin Board: FSPX.OB - News) is engaged in the wholesale distribution of paint sundry and hardware products in the Northeast and Middle-Atlantic states with particular strength in the greater New York metropolitan area. The Company distributes products to approximately 3,000 independent retail dealers, which include paint stores, independent hardware stores, lumber yards, and do-it yourself centers. The Company distributes a range of private label products sold under the "Five Star" name. Five Star operates two distribution centers, the primary one located in East Hanover, NJ and another in Newington, CT.

Safe Harbor Statement

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to, among other things, future business plans, strategies and financial position, working capital and capital expenditure needs, growth opportunities, and any statements of belief and any statements of assumptions underlying any of the foregoing. The Company has no material third party commitments with respect to growth plans. There is no assurance that specific plans can be executed or, if executed, will be successful from an operational or financial standpoint. These plans could require capital beyond the funds presently available to the Company.

These forward-looking statements reflect current views of the management of Five Star Products, Inc. with respect to future events and financial performance and are subject to certain risks, uncertainties, assumptions and changes in condition that could cause actual results to differ materially from those in the forward-looking statements, all of which are difficult to predict and many of which are beyond the control of Five Star Products including, but not limited to the risks, uncertainties, assumptions and changes in condition detailed in Five Star Products' periodic reports and registration statements filed with the Securities and Exchange Commission.

Five Star Products, Inc. does not intend to, and disclaims any duty or obligation to, update or revise any forward-looking statements or industry information set forth in this press release to reflect new to reflect new information, future events or otherwise.

Contact:
Five Star Products, Inc.
John Belknap, 646-742-1627

Tables Follow:

FIVE STAR PRODUCTS, INC. AND SUBSIDIARIES Non- GAAP Reconciliation- EBITDA and Adjusted EBITDA (in thousands) (unaudited)
	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Net income (loss)	$98	$567	$(609)	$1,027
Interest expense, net	443	505	799	830
Income tax expense	25	346	25	700
Depreciation and amortization	82	86	161	172
EBITDA	648	1,504	376	2,729
Stock compensation expense		138	100	180
Charge related to resignation of Chairman of the Board			1,096
Adjusted EBITDA	$648	$1,642	$1,572	$2,909

EBITDA is a widely used non-GAAP financial measure of operating performance. It is presented as supplemental information that the Company believes is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. EBITDA is calculated by adding back net interest expense, income tax expense, and depreciation and amortization to net income. EBITDA should not be considered as a substitute either for net income, as an indicator of the Company’s operating performance, or cash flow, as a measure of the Company’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA is calculated as EBITDA prior to non-cash stock compensation expense.

FIVE STAR PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS DATA
(in thousands)

	June 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
Current assets
Cash	$16	$3
Accounts receivable, net	16,838	11,254
Inventory	29,204	26,965
Deferred income taxes	497	469
Prepaid expenses and other current assets	378	1,151
Total current assets	46,933	39,842

Machinery and equipment, net	844	833
Deferred income taxes	87	24
Other assets	109	391
Total assets	$47,973	$41,090

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$24,931	$19,303
Accounts payable and accrued expenses (including due to affiliates of $59 and $129)	13,392	12,211
Total current liabilities	38,323	31,514

Convertible note payable to National Patent	2,800	2,800
Total Liabilities	41,123	34,314

Stockholders' equity
Common stock	198	195
Additional paid-in capital	10,218	9,544
Accumulated deficit	(2,905)	(2,296)
Accumulated other comprehensive income	39	33
Treasury stock, at cost	(700)	(700)
Total stockholders' equity	6,850	6,776
Total liabilities and stockholders’ equity	$47,973	$41,090

FIVE STAR PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS DATA
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008		2007

Sales	$31,429	$35,926		$62,898	$65,788
Cost of goods sold	25,979	29,671		52,272	54,804
Gross margin	5,450	6,255		10,626	10,984

Selling, general and administrative expenses	(4,884)	(4,837)		(9,315)	(8,427)
Charge related to resignation of Chairman of the Board				(1,096)

Operating income	566	1,418		215	2,557

Other income	7	10		16	28

Interest expense	(450)	(515)		(815)	(858)

Income (loss) before income taxes	123	913		(584)	1,727

Income tax expense	(25)	(346)		(25)	(700)

Net income (loss)	$98	$567		$(609)	$1,027

Net income (loss) per share
Basic	$.01	$.04	$	( .04)	$.07
Fully diluted	$.01	$.03		$(.04)	$.06